                                                                EXHIBIT(h)(8)(v)

                 FIFTH AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         FIFTH AMENDMENT, dated as of November 12,2002 (the "Amendment"), to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14, 2002, the Second Amendment dated as of March 28,2002, the Third Amendment dated as of August 20,2002, and the Fourth Amendment dated as of October 24, 2002 (the "Agreement"), among MBIA INSURANCE CORPORATION, (the "Insurer"). ING INVESTMENTS, LLC ("ING"), (successor to ING Pilgrim Investments, LLC), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and ING EQUITY TRUST (the "Fund") (formerly known as Pilgrim Equity Trust).

                                   WITNESSETH:

         WHEREAS, ING, Aeltus and the Fund have requested, and, upon this Amendment becoming effected, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

         2. Amendments to Section 1.1 Section 1.1 of the Agreement is hereby amended by the addition of the following new definition in alphabetical order:

         "`Qualified Repurchase Agreements" shall mean, with respect to any PPF and any Valuation Date, repurchase agreements that (i) mature in no more than seven days, (ii) are 102% fully collateralized with cash, U.S. Treasury securities or U.S. agency debentures, (iii) are marked-to-market and remargined daily, and (iv) are issued by sellers that at the time of issue have a short-term rating of P-l from Moody's and A-l or A-1+ from Standard and Poor's, or in the absence of a short-term rating of the issuer, the parent of the issuer has a short-term rating of P-l from Moody's and A-l or A-1+ from Standard and Poor's, provided that a repurchase agreement will not be a Qualified Repurchase Agreement if immediately after its purchase the aggregate amount of all Qualified Repurchase Agreements would exceed 10% of the Total Net Assets."

         3. Amendment to Section 3.1. Section 3.1 (b)(i) of the Agreement is hereby amended by deleting the word "and" immediately before, and by inserting the phrase "and (5) Qualified Repurchase Agreements;" immediately after, clause
(4) thereof.

         4. Amendment to Section 3.2.(c). Section 3.2. (c) of the Agreement is hereby amended by deleting the entire Section and adding the following new
Section:

         "the aggregate Market Value of all Cash Equivalents held by such PPF (less Cash Associated with Futures and Cash Margin with respect to such PPF) on any Valuation Date shall not exceed 4% of the Total Net Assets with respect to such PPF on such Valuation Date; provided, however, that during the 180 day period prior to the Maturity Date of such PPF the

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aggregate market Value of all Cash Equivalents held by such PPF on any Valuation
Date may exceed 4% of the total Net Assets with respect to such PPF on such Valuation Date provided that no more than 4% of the Total Net Assets with respect to such PPF consist of Cash Equivalents described in clauses (2), (3),
(4), or (5) of Section 3.1 (b)(i);"

         5. Amendments to Exhibits H-l and H-2. Exhibits H-l and H-2 to the Agreement are hereby amended by deleting said Exhibits in their respective entireties and substituting in lieu there new Exhibits H-l and H-2 in the forms of Annexes 1 and 2, respectively, to this Amendment.

         6. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, ING, Aeltus and the Fund shall have executed and delivered this Amendment.

         7. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

         8. Governing Law. This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         9. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            MBIA INSURANCE CORPORATION

                                            /s/ LOUIS G. LENZI
                                            ------------------------------------
                                            By:    LOUIS G. LENZI
                                            Title: MANAGING DIRECTOR

                                            ING INVESTMENTS, LLC

                                            /s/ Kimberly A. Anderson
                                            ------------------------------------
                                            By:    Kimberly A. Anderson
                                            Title: Vice President

                                            AELTUS INVESTMENT MANAGEMENT, INC.

                                            /s/ Michael Gioffre
                                            ------------------------------------
                                            By:    Michael Gioffre
                                            Title: Sr. Vice President

                                            ING EQUITY TRUST

                                            /s/ Kimberly A. Anderson
                                            ------------------------------------
                                            By:    Kimberly A. Anderson
                                            Title: Vice President

                                                                         ANNEX 1

                        FORM OF PRELIMINARY APPLICATION

[NOTE: The Preliminary Application must be delivered to MBIA at least two but not more than five Business Days before the Inception Date.]

                                             [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New  York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3, 2001, as amended by the First Amendment dated as of January 14,2002, the Second Amendment dated as of March 28,2002, the Third Amendment dated as of August 20, 2002, the Fourth Amendment dated as of October 24, 2002, and the Fifth Amendment dated as of November 12, 2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments, LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known as Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes a preliminary application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_] (the "IPPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                   (A)      Name of IPPF:________________________________

                   (B) Aggregate amount to be invested in the IPPF(2):________________________________

                   (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing
                            IPPF(3):________________________________

__________________

(1) Date on or before June 26,2003 (i.e., two Business Days prior to the date on which the Insurer's obligation to issue Policies pursuant to the Financial Guaranty Agreement terminates, as per Section 2.1 of such Agreement).

(2) Aggregate Guarantee Amount with respect to the IPPF on the Inception Date will equal the amount entered for line (B) plus (minus) earnings on such amount during period from the date hereof to and including the Inception Date, but amount entered on line (B) may not be less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $3,800,000,000.

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                   (D)      Inception Date with respect to the
                            IPPF:________________________________

                   (E)      Maturity Date with respect to the
                            IPPF(4):________________________________

         The Fund hereby certifies that:

                  Attached hereto are true complete and correct copies of each of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF duly executed by the parties thereto;

                  Attached hereto is a true complete and correct copy of the Establishment and Designation of Series and Classes (the "Establishment and Designation") with respect to the IPPF, certified by the Secretary of State of the Commonwealth of Massachusetts;

                  Attached hereto is a true complete and correct copy of the Final Prospectus with respect to each Class of Shares of the IPPF;

                  Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Trustees of the Fund authorizing the creation of the IPPF and the filing of the Establishment and Designation with respect to the IPPF and the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of the Fund;

                  Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of ING authorizing the execution, delivery and performance of the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of ING;

                  Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, certified by a Secretary or Assistant Secretary of Aeltus;

                  Attached hereto is a certificate of the Secretary or Assistant Secretary of ING as to the incumbency and signature of the officers or other employees of ING

__________________

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.

authorized to sign the Investment Management Agreement with respect to the IPPF, the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, on behalf of ING, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  Attached hereto is a certificate of the Secretary or Assistant Secretary of Aeltus as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign the Sub-Adviser Agreement with respect to the IPPF and the Expense Limitation Agreement with respect to the IPPF, on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  Attached hereto is a certificate of the Secretary or Assistant Secretary of the Fund as to the incumbency and signature of the officers or other employees of the Fund authorized to sign the Investment Management Agreement with respect to the IPPF, the Expense Limitation Agreement with respect to the IPPF and the Custodian Service and Monitoring Agreement with respect to the IPPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                            Very truly yours,

                                            ING EQUITY TRUST

                                            By:________________________________
                                               Name:
                                               Title:

                                                                         ANNEX 2

                            FORM OF FINAL APPLICATION

                                                     [Date(1)]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of July 3,2001, as amended by the First Amendment dated as of January 14, 2002, the Second Amendment dated as of March 28,2002, the Third Amendment dated as of August 20, 2002, the Fourth Amendment dated as of October 24,2002, and the Fifth Amendment dated as of November 12,2002, among MBIA Insurance Corporation (the "Insurer"), ING Investments, LLC ("ING") (successor to ING Pilgrim Investments,
LLC), Aeltus Investment Management, Inc. ("Aeltus") and ING Equity Trust (the "Fund") (formerly known Pilgrim Equity Trust) (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined). This notice constitutes the final application for a financial guaranty (the "Policy") with respect to ING Principal Protection Fund [_] (the "IPPF") pursuant to
Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                   (A)      Name of IPPF:_____________________________

                   (B) Aggregate Guarantee Amount with respect to IPPF on Inception Date(2):___________________________

                   (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing IPPF(3):___________________

________________

(1)      Date on or before June 30, 2003.

(2)      Must be for an exact sum which is not less than $10,000,000.

(3)      Sum of amounts in clauses (B) and (C) may not exceed $3,800,000,000.

                   (D)      Inception Date with respect to the
                            IPPF:___________________________

                   (E)      Maturity Date with respect to the
                            IPPF(4):___________________________

         The Fund hereby certifies that:

                  Each of the representations and warranties made by the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the date hereof;

                  No Default or Event of Default shall have occurred and be continuing on the date hereof;

                  No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

                  Each of the conditions specified in Section 2.3(b) of the Financial Guaranty Agreement with respect to the Policy has been satisfied.

                                            Very truly yours,

                                            ING EQUITY TRUST

                                            By:_______________________________

                                               Name:
                                               Title:

__________________

(4) The date which is the day immediately preceding the fifth anniversary of the Inception Date.